Exhibit 99.1
ThredUp Announces Fourth Quarter and Full Year 2025 Results
All results reported are for continuing operations, unless otherwise noted.
•Quarterly revenue of $79.7 million, representing an increase of 18% year-over-year
•Quarterly gross margin of 79.6% and an increase in gross profit of 17% year-over-year
•Record Active Buyers of 1.65 million, representing an increase of 30% year-over-year
•Ended the quarter with cash and cash equivalents, restricted cash, and marketable securities of $53.1 million, achieving positive annual total cash flows of $3.1 million for the first time in company history
Oakland, CA — March 2, 2026 — ThredUp Inc. (Nasdaq: TDUP, LTSE: TDUP), one of the largest online resale platforms for apparel, shoes, and accessories, announced today its financial results for the fourth quarter and full year ended December 31, 2025.
“For the full year 2025, our performance was a testament to the scalability of our infrastructure and the fundamental strength of our marketplace model,” said ThredUp CEO and co-founder James Reinhart. “As we enter 2026, our focus is to build toward sustained, profitable growth by enhancing the structural drivers of our flywheel: full-funnel buyer growth, high-quality supply, and AI-driven innovation.”
Fourth Quarter 2025 Financial Highlights
•Revenue: Revenue totaled $79.7 million, an increase of 18% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $63.4 million, an increase of 17% year-over-year. Gross margin was 79.6% as compared to 80.4% in the fourth quarter last year.
•Loss from Continuing Operations: Loss from continuing operations was $5.6 million, or a negative 7.0% of revenue, for the fourth quarter 2025, compared to a loss from continuing operations of $8.1 million, or a negative 12.0% of revenue, for the fourth quarter last year.
•Adjusted EBITDA from Continuing Operations1: Adjusted EBITDA from continuing operations was $2.9 million, or 3.7% of revenue, for the fourth quarter 2025, compared to $5.0 million, or 7.4% of revenue, for the fourth quarter last year.
•Active Buyers and Orders: Active Buyers of 1.65 million and Orders of 1.56 million for the fourth quarter 2025, representing increases of 30% and 27%, respectively, over the fourth quarter last year.
Full Year 2025 Financial Highlights
•Revenue: Revenue totaled $310.8 million, an increase of 20% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $246.8 million, an increase of 19% year-over-year. Gross margin was 79.4% compared to 79.7% last year.

•Loss from Continuing Operations: Loss from continuing operations was $20.2 million, or a negative 6.5% of revenue, for the full year 2025, compared to a loss from continuing operations of $40.0 million, or a negative 15.4% of revenue, last year.
•Adjusted EBITDA from Continuing Operations1: Adjusted EBITDA from continuing operations was $13.5 million, or 4.4% of revenue, for the full year 2025, compared to $8.7 million, or 3.3% of revenue, last year.
•Active Buyers and Orders: Active Buyers of 1.65 million and Orders of 6.08 million for the full year 2025, representing increases of 30% and 25%, respectively, over last year.
Financial Outlook1
For the first quarter 2026, ThredUp expects:
•Revenue in the range of $79.5 million to $80.5 million, +12% year-over-year at the midpoint
•Gross margin in the range of 78.0% to 79.0%
•Adjusted EBITDA margin of approximately 3.0%
For the full fiscal year 2026, ThredUp expects:
•Revenue in the range of $349.0 million to $355.0 million, +13% year-over-year at the midpoint
•Gross margin in the range of 78.0% to 79.0%
•Adjusted EBITDA margin of approximately 6.0%
ThredUp is not providing a quantitative reconciliation of forward-looking guidance of the Non-GAAP measure Adjusted EBITDA margin to net loss margin, the most directly comparable financial measures under GAAP because certain items are out of ThredUp’s control or cannot be reasonably predicted. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, interest expense, impairment of long-lived assets, legal settlement and fees, provision for income taxes, severance and other reorganization costs, and gains related to non-marketable equity investment. Adjusted EBITDA margin represents Adjusted EBITDA divided by Revenue for the same period. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the first quarter of 2026 and full year 2026, Depreciation and amortization is expected to be $3.4 million and $13.7 million, respectively. In addition, for the first quarter of 2026 and full year 2026, Stock-based compensation expense is expected to be $6.0 million and $24.4 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially greater than is indicated by the currently estimated Adjusted EBITDA margin.
ThredUp is not providing a quantitative reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.
1 Adjusted EBITDA from continuing operations and Adjusted EBITDA from continuing operations margin are non-GAAP measures. See “Reconciliation of GAAP to Non-GAAP Financial Measures” for a detailed reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and “Non-GAAP Financial Measures and Other Operating and Business Metrics” for a discussion of why we believe these non-GAAP measures are useful.

Conference Call and Webcast Information
•The live and archived webcast and all related earnings materials will be available at ThredUp’s investor relations website: ir.thredup.com/news-events/events-and-presentations.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	December 31, 2025	December 31, 2024
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$38,629	$31,851
Marketable securities	9,498	12,325
Accounts receivable, net	2,437	3,567
Other current assets	6,112	9,179
Total current assets	56,676	56,922
Operating lease right-of-use assets	25,376	28,853
Property and equipment, net	67,243	68,480
Goodwill	10,746	10,746
Other assets	7,204	6,224
Total assets	$167,245	$171,225
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,329	$8,326
Accrued and other current liabilities	24,511	29,856
Seller payable	18,264	15,142
Operating lease liabilities, current	5,401	4,345
Current portion of long-term debt	3,875	3,855
Total current liabilities	62,380	61,524
Operating lease liabilities, non-current	28,580	32,489
Long-term debt, net of current portion	14,276	18,151
Other non-current liabilities	2,816	2,760
Total liabilities	108,052	114,924
Commitments and contingencies
Stockholders’ equity:
Class A and B common stock, $0.0001 par value; 1,120,000 shares authorized as of December 31, 2025 and December 31, 2024; 127,027 and 116,134 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	12	11
Additional paid-in capital	635,253	612,148
Accumulated other comprehensive income	3	3
Accumulated deficit	(576,075)	(555,861)
Total stockholders’ equity	59,193	56,301
Total liabilities and stockholders’ equity	$167,245	$171,225

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands, except per share amounts)
Revenue	$79,704	$67,267	$310,813	$260,031
Cost of revenue	16,270	13,167	64,060	52,906
Gross profit	63,434	54,100	246,753	207,125
Operating expenses:
Operations, product, and technology	41,663	36,814	152,859	142,210
Marketing	13,447	11,618	58,982	48,639
Sales, general, and administrative	15,003	13,823	56,658	56,895
Total operating expenses	70,113	62,255	268,499	247,744
Operating loss	(6,679)	(8,155)	(21,746)	(40,619)
Interest expense	(432)	(567)	(1,919)	(2,525)
Other income, net	1,541	671	3,510	3,174
Loss before provision for income taxes	(5,570)	(8,051)	(20,155)	(39,970)
Provision for income taxes	5	8	59	29
Loss from continuing operations	(5,575)	(8,059)	(20,214)	(39,999)
Loss from discontinued operations, net of tax	—	(13,648)	—	(36,987)
Net loss	$(5,575)	$(21,707)	$(20,214)	$(76,986)

Weighted-average shares used to compute loss per share, basic and diluted	125,773	114,656	121,693	111,960

Loss from continuing operations per share, basic and diluted	$(0.04)	$(0.07)	$(0.17)	$(0.36)
Loss from discontinued operations per share, basic and diluted	—	(0.12)	—	(0.33)
Loss per share, basic and diluted	$(0.04)	$(0.19)	$(0.17)	$(0.69)

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands)
Net loss	$(5,575)	$(21,707)	$(20,214)	$(76,986)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	—	2,278	—	2,370
Unrealized gain (loss) on available-for-sale securities	3	(3)	—	8
Total other comprehensive income	3	2,275	—	2,378
Total comprehensive loss	$(5,572)	$(19,432)	$(20,214)	$(74,608)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Year Ended
	December 31, 2025	December 31, 2024
	(in thousands)
Cash flows from continuing operating activities:
Loss from continuing operations	$(20,214)	$(39,999)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Stock-based compensation expense	19,003	25,847
Depreciation and amortization	12,924	17,328
Reduction in carrying amount of right-of-use assets	4,641	4,536
Impairment of long-lived assets	1,070	—
Other	(833)	(16)
Changes in operating assets and liabilities:
Accounts receivable, net	1,130	1,482
Other current and non-current assets	(366)	2,956
Accounts payable	1,421	3,907
Accrued and other current liabilities	(5,979)	(561)
Seller payable	3,122	(5,688)
Operating lease liabilities	(4,767)	(4,889)
Other non-current liabilities	(500)	—
Net cash provided by continuing operating activities	10,652	4,903
Cash flows from continuing investing activities:
Purchases of marketable securities	(20,723)	(31,776)
Sale and maturities of marketable securities	24,029	28,100
Purchases of property and equipment	(10,472)	(6,584)
Net cash used in continuing investing activities	(7,166)	(10,260)
Cash flows from continuing financing activities:
Repayment of debt	(4,000)	(4,000)
Proceeds from issuance of stock-based awards	27,931	3,667
Payments of withholding taxes on stock-based awards	(24,328)	(4,059)
Net cash used in continuing financing activities	(397)	(4,392)
Net change in cash, cash equivalents and restricted cash from continuing operations	3,089	(9,749)

Net cash flow used in discontinued operating activities	—	(4,005)
Net cash flow used in discontinued investing activities	—	(6,641)
Net change in cash, cash equivalents and restricted cash from discontinued operations	—	(10,646)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	(586)
Net change in cash, cash equivalents, and restricted cash	3,089	(20,981)
Cash, cash equivalents, and restricted cash, beginning of period	40,488	61,469
Cash, cash equivalents, and restricted cash, end of period	$43,577	$40,488

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

Adjusted EBITDA Reconciliation
	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands)
Loss from continuing operations	$(5,575)	$(8,059)	$(20,214)	$(39,999)
Stock-based compensation expense	4,544	6,055	19,003	25,847
Depreciation and amortization	3,451	6,432	12,924	17,328
Impairment of long-lived assets	1,070	—	1,070	—
Interest expense	432	567	1,919	2,525
Legal settlement and fees	250	—	247	—
Provision for income taxes	5	8	59	29
Severance and other reorganization costs	—	(14)	—	2,949
Gains related to non-marketable equity investments	(1,250)	—	(1,484)	—
Non-GAAP Adjusted EBITDA from continuing operations	$2,927	$4,989	$13,524	$8,679
Revenue	$79,704	$67,267	$310,813	$260,031
Non-GAAP Adjusted EBITDA from continuing operations margin	3.7%	7.4%	4.4%	3.3%

Free Cash Flow Reconciliation
	Year Ended
	December 31, 2025	December 31, 2024
	(in thousands)
Net cash provided by continuing operating activities	$10,652	$4,903
Purchases of property and equipment	(10,472)	(6,584)
Non-GAAP free cash flow from continuing operations	$180	$(1,681)

Investors
ir@thredup.com
Media
media@thredup.com
About ThredUp
ThredUp is transforming resale with technology and a mission to inspire the world to think secondhand first. By making it easy to buy and sell secondhand, ThredUp has become one of the world's largest online resale platforms for apparel, shoes and accessories. Sellers enjoy ThredUp because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers enjoy shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With ThredUp’s Resale-as-a-Service, some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. ThredUp has processed over 200 million unique secondhand items from 60,000 brands across 100 categories. By extending the life cycle of clothing, ThredUp is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential”, “looking ahead”, “looking forward,” “seeking” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the first quarter and full year of 2026; statements about future free cash flow, operating results, capital expenditures and other developments in our business and our long term growth; trends, consumer demand and growth in the online resale markets; the momentum of our business; our investments in technology and infrastructure, including with respect to AI technologies; the impact of tariffs and other changes to global trade on our business; the success and expansion of our RaaS® model and the timing and plans for future RaaS® clients; the implementation and success of direct selling and premium listings on ThredUp; our ability to attract new Active Buyers, including our efforts to make resale more engaging and accessible to a wider audience through innovative shopping experiences, such as the launch of our rebrand; and legal and regulatory developments.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into buyers, Active Buyers, and sellers; our ability to achieve and maintain profitability; the sufficiency of our cash, cash equivalents and capital resources to meet our liquidity needs; our ability to effectively manage or sustain our growth and to effectively expand our operations; risks from an intensely competitive market; our ability to effectively deploy new and evolving technologies, such as artificial intelligence and machine learning, in our offerings; risks arising from economic and industry trends, including tariffs, inflationary pressures, changes in interest rates, changing consumer habits, climate change and general global economic uncertainty; our ability to comply with applicable laws and regulations; and our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing ThredUp’s views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect ThredUp's results is included in ThredUp’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Channels for Disclosure of Information
ThredUp intends to announce material information to the public through the ThredUp Investor Relations website ir.thredup.com, SEC filings, press releases, public conference calls, and public webcasts. ThredUp uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information ThredUp posts on social media could be deemed to be material information. As such, ThredUp encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on ThredUp’s investor relations website, and to review the information disclosed through such channels.
Non-GAAP Financial Measures and Other Operating and Business Metrics

This press release and the accompanying tables contain non-GAAP financial measures, including: Adjusted EBITDA from continuing operations, Adjusted EBITDA from continuing operations margin, free cash flow from continuing operations, and other operating and business metrics. In addition to our results determined in accordance with GAAP, we believe that these non-GAAP financial measures and other operating and business metrics, are useful in evaluating our operating performance and enhancing an overall understanding of our financial position. We use these measures and metrics to evaluate and assess our operating performance, and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Our non-GAAP financial measures and other operating and business metrics are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures and other operating and business metrics used by other companies.
We encourage investors to review our results determined in accordance with GAAP and the accompanying reconciliations for more information.
A reconciliation is provided above for Non-GAAP Adjusted EBITDA from continuing operations to Loss from continuing operations, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP Adjusted EBITDA from continuing operations as loss from continuing operations adjusted to exclude, where applicable in a given period, stock-based compensation expense, depreciation and amortization, interest expense, impairment of long-lived assets, legal settlement and fees, provision for income taxes, severance and other reorganization costs, and gains related to non-marketable equity investment. Non-GAAP Adjusted EBITDA from continuing operations margin represents Non-GAAP Adjusted EBITDA from continuing operations divided by Revenue for the same period.
A reconciliation is provided above for Non-GAAP free cash flow from continuing operations to Net cash provided by continuing operating activities, the most directly comparable financial measure stated in accordance with GAAP. We calculate Non-GAAP free cash flow from continuing operations as Net cash provided by continuing operating activities reduced by Purchases of property and equipment.
An Active Buyer is a ThredUp buyer who has made at least one purchase in the last twelve months. A ThredUp buyer is a customer who has created an account and purchased in our marketplaces, including through our RaaS® clients, and is identified by a unique email address. A single person could have multiple ThredUp accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplaces, including through our RaaS® clients, in a given period, net of cancellations.